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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement No. 333-56877 on Form S-1 of our reports dated June 10, 1998, relating to the financial statements for the twelve months ending 30th November 1997 of Independent Exhibitions Limited, Service Exhibitions Limited and Equity Information Exchange Limited, respectively, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Horwath Clark Whitehill
London, England
July 23, 1998